Exhibit 99.1

CIFC Corp. Contact:	Brunswick Group Contact:
Nga Tran	Andrew Roth
(212) 624-1204	(212) 333-3810

CIFC CORP. ANNOUNCES

THIRD QUARTER 2012 RESULTS

NEW YORK, November 16, 2012 — CIFC Corp. (NASDAQ: DFR) (“CIFC” or the “Company”) announced its results of operations for its third quarter ended September 30, 2012.

Third Quarter 2012 Highlights

•                  Adjusted Earnings Before Taxes (“AEBT”) for the third quarter of 2012 totaled $6.2 million compared to $2.6 million for the second quarter of 2012.

•                  GAAP net income attributable to CIFC Corp. was $0.7 million, or $0.03 per fully diluted share, for the third quarter of 2012 compared to a net loss attributable to CIFC Corp. of $8.5 million, or $0.42 per fully diluted share, for the second quarter of 2012.

•                  On September 24, 2012, the Company closed a five year strategic relationship with General Electric Capital Corporation’s (“GE Capital”) Bank Loan Group.  The Company believes that this strategic relationship could provide CIFC with significant new opportunities to create new CIFC-managed investment products, including those involving GE Capital loan originations and/or vehicles for which GE Capital provides financing.  Further, partnering with GE Capital positions the Company for unique opportunities given GE Capital’s strength as a leading corporate lender coupled with CIFC’s loan asset management platform.

•                  On July 26, 2012, the Company successfully closed a new collateralized loan obligation (“CLO”), CIFC Funding 2012-I, Ltd. (“CIFC 2012-I”). As of September 30, 2012, CIFC 2012-I had AUM of $447.2 million.

•                  Subsequent to the quarter ended September 30, 2012, the Company successfully launched a new CLO, CIFC Funding 2012-II, Ltd. (“CIFC 2012-II”), which closed on November 9, 2012 and represents approximately $725.0 million of additional CLO AUM.

Executive Overview

“The third quarter was particularly exciting for us. We continue to successfully launch and close new loan funds, with CIFC Funding 2012-I closing in the second quarter followed by CIFC Funding 2012-II, one of the largest post credit crisis CLOs in the market, closing earlier this month”, said Peter Gleysteen, President and Chief Executive Officer.

“In addition, we successfully closed the previously-announced five year strategic alliance with GE Capital’s Bank Loan Group, and we are now actively pursuing new business opportunities with their team.”

“The increase of the third quarter’s AEBT from the second quarter was primarily attributable to a few factors, including an initial advisory fee payment and an equity distribution on a newly closed fund and an incentive management fee received from a CLO which reached its incentive management fee hurdle during the quarter.”

AEBT (Non-GAAP)

AEBT is a non-GAAP financial measure that management utilizes to analyze performance and manage operations. This non-GAAP financial measure was developed by management after the April 2011 merger (the “Merger”) between the Company and Commercial Industrial Finance Corp. (“Legacy CIFC”) given the Company’s decision to focus on its core asset management business. The Company believes AEBT reflects the nature and substance of the business and the economic results driven by investment advisory fee revenues from the management of client funds, which are primarily CLOs.

To derive AEBT, the Company starts with the GAAP statement of operations, deconsolidates all of the CLOs and collateralized debt obligations (“CDOs”) consolidated by the Company (the “Consolidated CLOs”) and then eliminates and adjusts certain other items. A summary description of AEBT is included in Exhibit 1.1 to this press release and a detailed calculation of AEBT and a reconciliation between GAAP net income (loss) attributable to CIFC Corp. and AEBT is set forth in Exhibits 1.3 to 1.7 to this press release.

AEBT may not be comparable to similar measures presented by other companies, as it is a non-GAAP financial measure that is not based on a comprehensive set of accounting rules or principles and therefore may be defined differently by other companies. In addition, AEBT should be considered an addition to, not as a substitute for, or superior to, financial measures determined in accordance with GAAP.

The discussion of AEBT and GAAP results herein focuses on the third quarter of 2012 as compared to the second quarter of 2012 as management determined the comparison to the most recent quarterly period is more useful than comparisons to prior year periods. Please refer to the Company’s September 30, 2012 10-Q filing for discussions of the comparative results to the three and nine months ended September 30, 2011.

The following table represents the Company’s AEBT, Adjusted EBIT, and Adjusted EBITDA for the quarters ended September 30, 2012 and June 30, 2012:

	2012		Variance
	Q3	Q2	Q3 2012 vs. Q2 2012
	(In thousands)
Revenues
Investment advisory fees	$13,613	$12,243	$1,370
Net investment and interest income:
Investment and interest income	1,822	892	930
Interest expense	—	—	—
Net investment and interest income	1,822	892	930
Total net revenues	15,435	13,135	2,300

Expenses
Compensation and benefits	5,188	5,547	(359)
Professional services	1,220	1,676	(456)
Insurance expense	486	485	1
Other general and administrative expenses	335	1,067	(732)
Depreciation and amortization	153	46	107
Occupancy	416	208	208
Corporate interest expense	1,487	1,466	21
Total expenses	9,285	10,495	(1,210)

AEBT (1)	$6,150	$2,640	$3,510

Adjusted EBIT (2)	$7,637	$4,106	$3,531

Adjusted EBITDA (3)	$7,790	$4,152	$3,638

(1)                                 See detailed reconciliations between net income (loss) attributable to CIFC Corp., the most comparable GAAP financial measure, and AEBT in Exhibits 1.3 to 1.7.

(2)                                 Adjusted EBIT is AEBT excluding corporate interest expense.

(3)                                 Adjusted EBITDA is Adjusted EBIT excluding depreciation and amortization of fixed assets.

Net Revenues

Investment Advisory Fees

During the quarters ended September 30, 2012 and June 30, 2012, the Company earned investment advisory fees from its management of CLOs, CDOs and other investment products. Investment advisory fees from CLOs and CDOs totaled $13.4 million and $12.1 million for the quarters ended September 30, 2012 and June 30, 2012, respectively. The increase of investment advisory fees was primarily due to the third quarter collection of (i) the first payment of subordinated investment advisory fees for a recently closed CLO (while most CLOs pay us advisory fees quarterly, a CLO’s initial payment may relate to a period longer than one quarter), (ii) an incentive management fee payment from a CLO which reached its incentive management fee hurdle during the quarter, and (iii) a one-time deferred management fee payment.

Investment advisory fees from CLOs comprised 94% and 93% of the total investment advisory fees the Company earned during the three months ended September 30, 2012 and June 30, 2012, respectively.

Net Investment and Interest Income

Net investment and interest income totaled $1.8 million and $0.9 million for the quarters ended September 30, 2012 and June 30, 2012, respectively. The increase in net investment and interest income is primarily due to the receipt of the first subordinated note distribution of $1.0 million on the Company’s investment in a recently closed CLO. While most CLOs make distributions quarterly, a CLO’s initial distribution often relates to a period longer than one quarter.

Expenses

Expenses totaled $9.3 million and $10.5 million for the quarters ended September 30, 2012 and June 30, 2012, respectively. The decrease was primarily the result of decreases in (i) other general and administrative expenses of $0.7 million, (ii) professional services of $0.5 million and (iii) compensation and benefits of $0.4 million. The decrease in other general administrative expenses is primarily driven by certain one-time technology charges during the second quarter. Additionally, the second quarter included the expenses related to the annual equity awards for the independent members of the board of directors.  The decline in professional services is primarily driven by the second quarter inclusion of expenses related to the creation of certain new investment products and recruiting fees which did not recur in the third quarter. These decreases were partially offset by increases in occupancy and depreciation and amortization expense of $0.2 million and $0.1 million, respectively, resulting from the relocation of the corporate headquarters to a larger space in the same building during the third quarter.

GAAP Operating Results

	2012		Variance
	Q3	Q2	Q3 2012 vs. Q2 2012
	(In thousands, except share and per share amounts)
Revenues
Investment advisory fees	$2,750	$2,554	$196
Net investment and interest income:
Investment and interest income	76	147	(71)
Interest expense	—	—	—
Net investment and interest income	76	147	(71)
Total net revenues	2,826	2,701	125

Expenses
Compensation and benefits	5,188	5,547	(359)
Professional services	1,220	1,676	(456)
Insurance expense	486	485	1
Other general and administrative expenses	335	1,067	(732)
Depreciation and amortization	3,802	4,672	(870)
Occupancy	416	208	208
Impairment of intangible assets	—	1,771	(1,771)
Restructuring charges	—	19	(19)
Total expenses	11,447	15,445	(3,998)

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(5,768)	(821)	(4,947)
Corporate interest expense	(1,487)	(1,466)	(21)
Strategic transactions expenses	(657)	—	(657)
Other, net	11	(438)	449
Net other income (expense) and gain (loss)	(7,901)	(2,725)	(5,176)

Operating income (loss)	(16,522)	(15,469)	(1,053)

Results of Consolidated Variable Interest Entities
Net gain (loss) from activities of Consolidated Variable Interest Entities	(150,612)	19,088	(169,700)
Expenses of Consolidated Variable Interest Entities	(2,936)	(1,655)	(1,281)
Net results of Consolidated Variable Interest Entities	(153,548)	17,433	(170,981)

Income (loss) before income tax expense (benefit)	(170,070)	1,964	(172,034)
Income tax expense (benefit)	(1,757)	6,222	(7,979)

Net income (loss)	(168,313)	(4,258)	(164,055)
Net (income) loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	169,001	(4,240)	173,241
Net income (loss) attributable to CIFC Corp.	$688	$(8,498)	$9,186

Earnings (loss) per share -
Basic	$0.03	$(0.42)	$0.45
Diluted	$0.03	$(0.42)	$0.45

Weighted-average number of shares outstanding -
Basic	19,957,041	20,223,437
Diluted	21,907,984	20,223,437

Net income attributable to CIFC Corp. was $0.7 million, or $0.03 per fully diluted share for the quarter ended September 30, 2012, compared to a net loss attributable to CIFC Corp. of $8.5 million, or $0.42 per fully diluted share for the quarter ended June 30, 2012.  The increase in net income attributable to CIFC Corp. is primarily the result of reductions in expenses and income tax expense, partially offset by increased losses within net other income (expense) and gain (loss).

Total expenses decreased by $4.0 million for the quarter ended September 30, 2012, compared to the quarter ended June 30, 2012. In addition to the expense items already discussed previously within the AEBT section above, the Company recorded an impairment charge of $1.8 million during the quarter ended June 30, 2012 to fully impair the intangible asset associated with a management contract for a CLO which was called for redemption during the period.

Net other income (expense) and gain (loss) decreased by $5.2 million for the quarter ended September 30, 2012, compared to the quarter ended June 30, 2012. This decrease is primarily the result of fluctuations in fair value of contingent liabilities that resulted in increased unrealized losses in the quarter ended September 30, 2012 and strategic transaction expenses related to the strategic relationship with GE Capital during the same period.

The net results of the Consolidated CLOs are included in net income (loss) attributable to non-controlling interests (which generally is comprised of the debt and subordinated note investments of third parties in these CLOs and CDOs) on the consolidated statement of operations.  These results are primarily driven by the changes in fair value of the assets and liabilities of the Consolidated CLOs.  These results are not indicative of the performance of the consolidated CLOs and CDOs or the cash distributions received by investors from such Consolidated CLOs.

AUM

Investment advisory fees earned from investment products the Company manages on behalf of third party investors are the Company’s primary source of revenue. These fees typically consist of management fees based on the account’s assets and, in some cases, incentive fees based on the returns the Company generates for the account.

The following table summarizes the AUM for the Company’s significant investment product categories:

	September 30, 2012		June 30, 2012
	Number of		Number of
	Accounts	AUM (1)	Accounts	AUM (1)
		(In thousands)		(In thousands)

CLOs	31	$10,653,465	28	$9,946,769
Other Loan-Based Products	2	320,042	1	133,828
Total Loan-Based AUM	33	10,973,507	29	10,080,597
ABS CDOs	10	2,514,437	10	2,621,011
Corporate Bond CDOs	4	96,034	4	104,165
Total AUM	47	$13,583,978	43	$12,805,773

(1)                                 AUM numbers generally reflect the aggregate principal or notional balance of the collateral and, in some cases, the cash balance held by the CLOs and CDOs and are as of the date of the last trustee report received for each CLO and CDO prior to the respective AUM date.

AUM increased during the quarter ended September 30, 2012, compared to the quarter ended June 30, 2012, primarily as a result of the addition of four “Navigator CLOs” acquired from GE Capital as part of our strategic relationship and the closing of CIFC 2012-I.  The Navigator CLOs and CIFC 2012-I increased AUM by $718.5 million and $447.2 million, respectively, as of September 30, 2012.  These increases were partially offset by declines in AUM for certain CLOs and CDOs which have reached the end of their contractual “reinvestment periods”, after which periods capital is returned to investors as assets pay down.

Liquidity

As of September 30, 2012, total liquidity was comprised of unrestricted cash and cash equivalents of $63.0 million. The decrease of $18.0 million in cash and cash equivalents from the June 30, 2012 balance is primarily attributable to investments the Company made during the period.  This included a $25.1 million investment in a warehouse ($13.6 million in cash and $11.5 million in loans) and a $9.0 million investment in CIFC 2012-I.  Additionally, the Company made a $4.5 million cash payment related to the closing of the strategic relationship with GE Capital.  These cash outflows were partially offset by operating cash inflows.

About CIFC

CIFC, based in New York, is one of the largest specialized asset managers of senior secured corporate loans in the world. CIFC combines what it believes are the best underwriting, portfolio management and value maximization practices to generate attractive and consistent returns for investors. CIFC’s heritage CIFC CLO fund family has market leading performance in the U.S. managed CLO segment. The firm had $11.0 billion in AUM from corporate loan based products as of September 30, 2012 and serves more than 200 institutional investors in North America, Europe, Asia and Australia. For more information, please visit CIFC’s website at www.cifc.com.

NOTES TO PRESS RELEASE

Certain statements in this press release are forward-looking statements, as permitted by the Private Securities Litigation Reform Act of 1995. These include statements regarding future results or expectations. Forward-looking statements can be identified by forward-looking language, including words such as “believes,” “anticipates,” “expects,” “estimates,” “intends,” “may,” “plans,” “projects,” “will” and similar expressions, or the negative of these words. Such forward-looking statements are based on facts and conditions as they exist at the time such statements are made, various operating assumptions and predictions as to future facts and conditions, which may be difficult to accurately make and involve the assessment of events beyond the Company’s control.

Caution must be exercised in relying on forward-looking statements. The Company’s actual results may differ materially from the forward-looking statements contained in this press release as a result of the following factors, among others:  reductions in the Company’s AUM and related investment advisory and incentive fee revenue; the Company’s ability to complete future CLO transactions, including the Company’s ability to effectively finance such transactions through warehouse facilities and the amounts the Company might be required to invest in new CLO transactions, and the Company’s ability to assume or otherwise acquire additional CLO management contracts on favorable terms, or at all; the Company’s ability to accumulate sufficient qualified loans in its warehouse facilities and the Company’s exposure to market price risk and credit risk of the loan assets held in such warehouse facilities; the Company’s ability to make investments in new investment products, realize fee-based income under its investment management agreements, grow its fee-based income and deliver strong investment performance; the Company’s failure to realize the expected benefits of the Merger; competitive conditions impacting the Company and the assets managed by the Company; the Company’s ability to attract and retain qualified personnel; the Company’s receipt of future CLO subordinated investment advisory fees on a current basis; the impact of certain accounting policies, including the required consolidation of numerous investment products that the Company manages into its financial statements on (i) investors’ understanding of the Company’s actual business and financial performance, and (ii) the Company’s ability to clearly communicate management’s view of such actual business and financial performance; the current United States and global economic environment; disruptions to the credit and financial markets in the United States and globally; the impact of the downgrade of the United States credit rating; and contractions or limited growth as a result of uncertainty in the United States and global economies; the ability of DFR Holdings, LLC and CIFC Parent Holdings, LLC to exercise substantial control over the Company’s business; impairment charges or losses initiated by adverse industry or market developments or other facts or circumstances; the outcome of legal or regulatory proceedings to which the Company is or may become a party; the impact of pending legislation and regulations or changes in, and the Company’s ability to remain in compliance with laws, regulations or government policies affecting its business, including investment management regulations and accounting standards; the Company’s business prospects, the business prospects of and risks facing the companies in which the Company invests and the Company’s ability to identify material risks facing such companies; the ability to maintain the Company’s exemption from registration as an investment company pursuant to the Investment Company Act of 1940; reductions in the fair value of the Company’s assets; limitations imposed by the Company’s existing indebtedness and the Company’s ability to access capital markets on commercially reasonable terms; the Company’s ability to maintain adequate liquidity; fluctuation of the Company’s quarterly results from quarter to quarter; and other risks described from time to time in the Company’s filings with the SEC.

The forward-looking statements contained in this press release are made as of the date hereof, and the Company does not undertake any obligation to update any forward-looking statement to reflect subsequent events, new information or circumstances arising after the date hereof. All future written and oral forward-looking statements attributable to the Company or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referenced above. In addition, it is the Company’s policy generally not to make any specific projections as to future earnings, and it does not endorse any projections regarding future performance that may be made by third parties.

Exhibit 1.1

AEBT is a non-GAAP financial measure that management utilizes to analyze performance and manage operations. The Company believes AEBT reflects the nature and substance of the business and the economic results driven by investment advisory fee revenues from the management of client funds, which are primarily CLOs.  The Company is required under GAAP to consolidate certain variable interest entities, which include certain of the CLOs the Company manages. This required consolidation results in a presentation that materially differs from the way management views the business and as a result management developed AEBT, a non-GAAP metric for measuring the performance of its core business.

To derive AEBT, the Company starts with the GAAP statement of operations, deconsolidates all of the CLOs and CDOs consolidated by the Company (the “Consolidated CLOs”) and then eliminates and adjusts certain other items. A detailed calculation of AEBT and a reconciliation between GAAP net income (loss) attributable to CIFC Corp. and AEBT is set forth in Exhibits 1.3 to 1.7 to this press release and a summary description is set forth below.

AEBT includes the following:

1.              Investment advisory fees net of any fee sharing arrangements;

a.              In accordance with the Company’s revenue recognition policy, senior management fees are recognized as revenue on an accrual basis, while subordinated and incentive management fees are recognized on a cash basis;

2.              Net investment and interest income as follows:

a.              Distributions on the Company’s investments in CLO subordinated notes (also known as “CLO equity”);

b.              Interest income on the Company’s investments in CLO debt investments;

c.               Net interest income from balance sheet investments (which included RMBS until the liquidation of that portfolio);

d.              Net investment and interest income from warehouses established from time-to-time to facilitate closing new CLOs or other funds and gains (losses) on assets within such warehouses, determined and accrued upon formalizing a transaction (not upon settlement);

e.               Realized gains (losses) from dispositions of core assets;

3.              Routine expenses directly attributable to generating revenues;

4.              Corporate interest expense;

5.              Depreciation and amortization expenses of fixed assets.

AEBT excludes the following:

1.              Realized and unrealized gains (losses) on dispositions of non-core assets;

2.              Unrealized gains (losses) on core assets;

3.              Non-recurring operating expenses, and one-time strategic transaction expenses (such as expenses related to the strategic relationship with GE Capital’s Bank Loan Group and the Merger);

4.     Non-cash expenses such as amortization and impairment of intangible assets;

5.              Income taxes.

Exhibit 1.2

The table below provides AEBT for most recent five quarters:

	2012			2011
	Q3	Q2	Q1	Q4		Q3
	(In thousands)
Revenues
Investment advisory fees	$13,613	$12,243	$11,836	$12,361		$11,985
Net investment and interest income:
Investment and interest income (4)	1,822	892	1,094	6,136		5,651
Interest expense	—	—	142	643		582
Net investment and interest income	1,822	892	952	5,493		5,069
Total net revenues	15,435	13,135	12,788	17,854		17,054

Expenses
Compensation and benefits	5,188	5,547	5,744	5,768		5,262
Professional services	1,220	1,676	1,381	1,951		1,544
Insurance expense	486	485	486	466		435
Other general and administrative expenses	335	1,067	485	1,061		748
Depreciation and amortization	153	46	125	88		169
Occupancy	416	208	433	458		440
Corporate interest expense	1,487	1,466	1,469	1,456		1,445
Total expenses	9,285	10,495	10,123	11,248		10,043

AEBT (1)	$6,150	$2,640	$2,665	$6,606	(5)	$7,011

Adjusted EBIT (2)	$7,637	$4,106	$4,134	$8,062		$8,456

Adjusted EBITDA (3)	$7,790	$4,152	$4,259	$8,150		$8,625

(1)                                 See detailed reconciliations between net income (loss) attributable to CIFC Corp., the most comparable GAAP financial measure, and AEBT in Exhibits 1.3 to 1.7.

(2)                                 Adjusted EBIT is AEBT excluding corporate interest expense.

(3)                                 Adjusted EBITDA is Adjusted EBIT excluding depreciation and amortization of fixed assets.

(4)                                Net investment and interest income in 2012 quarterly periods are significantly lower than that in 2011 quarterly periods due to the Company’s exiting certain non-core activities, which process was substantially completed during the first quarter of 2012.

(5)                                The Company refined its definition of AEBT to include warehouse net investment and interest income during the fourth quarter of 2011. As such, the previously disclosed AEBT for the third quarter of 2011 has been recast to include such net investment and interest income.

Exhibit 1.3

The table below provides a reconciliation from net income (loss) attributable to CIFC Corp. to AEBT, a non-GAAP measure used by management, for the three months ended September 30, 2012:

	Three Months Ended September 30, 2012
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted Totals
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		To Compute AEBT
	(In thousands)
Revenues
Investment advisory fees	$2,750	$13,374	$16,124	$(2,511)	(2)	$13,613
Net investment and interest income:
Investment and interest income	76	1,455	1,531	291	(3)	1,822
Interest expense	—	—	—	—		—
Net investment and interest income	76	1,455	1,531	291		1,822
Total net revenues	2,826	14,829	17,655	(2,220)		15,435

Expenses
Compensation and benefits	5,188	—	5,188	—		5,188
Professional services	1,220	—	1,220	—		1,220
Insurance expense	486	—	486	—		486
Other general and administrative expenses	335	—	335	—		335
Depreciation and amortization	3,802	—	3,802	(3,649)	(4)	153
Occupancy	416	—	416	—		416
Corporate interest expense	—	—	—	1,487	(5)	1,487
Impairment of intangible assets	—	—	—	—		—
Restructuring charges	—	—	—	—		—
Total expenses	11,447	—	11,447	(2,162)		9,285

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(5,768)	624	(5,144)	5,144	(6)	—
Corporate interest expense	(1,487)	—	(1,487)	1,487	(5)	—
Strategic transactions expenses	(657)	—	(657)	657	(7)	—
Other, net	11	—	11	(11)	(6)	—
Net other income (expense) and gain (loss)	(7,901)	624	(7,277)	7,277		—

Operating income (loss)	(16,522)	15,453	(1,069)	7,219		6,150

Net results of Consolidated Variable Interest Entities	(153,548)	153,548	—	—		—

Income (loss) before income tax expense (benefit)	(170,070)	169,001	(1,069)	7,219		6,150
Income tax expense (benefit)	(1,757)	—	(1,757)	1,757	(8)	—

Net income (loss)	(168,313)	169,001	688	5,462		6,150
Net (income) loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	169,001	(169,001)	—	—		—
Net income (loss) attributable to CIFC Corp.	$688	$—	$688	$5,462		$6,150	(A)

Exhibit 1.4

The table below provides a reconciliation from net income (loss) attributable to CIFC Corp. to AEBT, a non-GAAP measure used by management, for the three months ended June 30, 2012:

	Three Months Ended June 30, 2012
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted Totals
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		To Compute AEBT
	(In thousands)
Revenues
Investment advisory fees	$2,554	$11,912	$14,466	$(2,223)	(2)	$12,243
Net investment and interest income:
Investment and interest income	147	602	749	143	(3)	892
Interest expense	—	—	—	—		—
Net investment and interest income	147	602	749	143		892
Total net revenues	2,701	12,514	15,215	(2,080)		13,135

Expenses
Compensation and benefits	5,547	—	5,547	—		5,547
Professional services	1,676	—	1,676	—		1,676
Insurance expense	485	—	485	—		485
Other general and administrative expenses	1,067	—	1,067	—		1,067
Depreciation and amortization	4,672	—	4,672	(4,626)	(4)	46
Occupancy	208	—	208	—		208
Corporate interest expense	—	—	—	1,466	(5)	1,466
Impairment of intangible assets	1,771	—	1,771	(1,771)	(9)	—
Restructuring charges	19	—	19	(19)	(10)	—
Total expenses	15,445	—	15,445	(4,950)		10,495

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(821)	679	(142)	142	(6)	—
Corporate interest expense	(1,466)	—	(1,466)	1,466	(5)	—
Other, net	(438)	—	(438)	438	(6)	—
Net other income (expense) and gain (loss)	(2,725)	679	(2,046)	2,046		—

Operating income (loss)	(15,469)	13,193	(2,276)	4,916		2,640

Net results of Consolidated Variable Interest Entities	17,433	(17,433)	—	—		—

Income (loss) before income tax expense (benefit)	1,964	(4,240)	(2,276)	4,916		2,640
Income tax expense (benefit)	6,222	—	6,222	(6,222)	(8)	—

Net income (loss)	(4,258)	(4,240)	(8,498)	11,138		2,640
Net (income) loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	(4,240)	4,240	—	—		—
Net income (loss) attributable to CIFC Corp.	$(8,498)	$—	$(8,498)	$11,138		$2,640	(A)

Exhibit 1.5

The table below provides a reconciliation from net income (loss) attributable to CIFC Corp. to AEBT, a non-GAAP measure used by management, for the three months ended March 31, 2012:

	Three Months Ended March 31, 2012
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted Totals
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		To Compute AEBT
	(In thousands)
Revenues
Investment advisory fees	$2,744	$11,501	$14,245	$(2,409)	(2)	$11,836
Net investment and interest income:
Investment and interest income	2	632	634	460	(3)	1,094
Interest expense	1	—	1	141	(11)	142
Net investment and interest income	1	632	633	319		952
Total net revenues	2,745	12,133	14,878	(2,090)		12,788

Expenses
Compensation and benefits	5,744	—	5,744	—		5,744
Professional services	724	—	724	657	(12)	1,381
Insurance expense	486	—	486	—		486
Other general and administrative expenses	485	—	485	—		485
Depreciation and amortization	4,851	—	4,851	(4,726)	(4)	125
Occupancy	433	—	433	—		433
Corporate interest expense	—	—	—	1,469	(5)	1,469
Restructuring charges	3,904	—	3,904	(3,904)	(10)	—
Total expenses	16,627	—	16,627	(6,504)		10,123

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(2,377)	(1,527)	(3,904)	3,904	(6)	—
Corporate interest expense	(1,469)	—	(1,469)	1,469	(5)	—
Net gain on the sale of management contract	5,772	—	5,772	(5,772)	(13)	—
Other, net	(41)	—	(41)	41	(6)	—
Net other income (expense) and gain (loss)	1,885	(1,527)	358	(358)		—

Operating income (loss)	(11,997)	10,606	(1,391)	4,056		2,665

Net results of Consolidated Variable Interest Entities	38,780	(37,518)	1,262	(1,262)	(14)	—

Income (loss) before income tax expense (benefit)	26,783	(26,912)	(129)	2,794		2,665
Income tax expense (benefit)	(1,724)	—	(1,724)	1,724	(8)	—

Net income (loss)	28,507	(26,912)	1,595	1,070		2,665
Net (income) loss attributable to noncontrolling interest and Consolidated Variable Interest Entities	(26,912)	26,912	—	—		—
Net income (loss) attributable to CIFC Corp.	$1,595	$—	$1,595	$1,070		$2,665	(A)

Exhibit 1.6

The table below provides a reconciliation from net income (loss) attributable to CIFC Corp. to AEBT, a non-GAAP measure used by management, for the three months ended December 31, 2011:

	Three Months ended December 31, 2011
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted Totals
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		To Compute AEBT
	(In thousands)
Revenues
Investment advisory fees	$3,334	$11,679	$15,013	$(2,652)	(2)	$12,361
Net investment and interest income:
Investment and interest income	3	741	744	5,392	(3)	6,136
Interest expense	1	—	1	642	(11)	643
Net investment and interest income	2	741	743	4,750		5,493
Total net revenues	3,336	12,420	15,756	2,098		17,854

Expenses
Compensation and benefits	5,768	—	5,768	—		5,768
Professional services	5,227	—	5,227	(3,276)	(12)	1,951
Insurance expense	466	—	466	—		466
Other general and administrative expenses	1,061	—	1,061	—		1,061
Depreciation and amortization	4,851	—	4,851	(4,763)	(4)	88
Occupancy	458	—	458	—		458
Corporate interest expense	—	—	—	1,456	(5)	1,456
Impairment of intangible assets	718	—	718	(718)	(9)	—
Restructuring charges	(418)	—	(418)	418	(10)	—
Total expenses	18,131	—	18,131	(6,883)		11,248

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	(3,185)	(147)	(3,332)	3,332	(6)	—
Corporate interest expense	(1,456)	—	(1,456)	1,456	(5)	—
Other, net	(2)	—	(2)	2	(6)	—
Net other income (expense) and gain (loss)	(4,643)	(147)	(4,790)	4,790		—

Operating income (loss)	(19,438)	12,273	(7,165)	13,771		6,606

Net results of Consolidated Variable Interest Entities	26,467	(30,304)	(3,837)	3,837	(14)	—

Income (loss) before income tax expense (benefit)	7,029	(18,031)	(11,002)	17,608		6,606
Income tax expense (benefit)	11,503	—	11,503	(11,503)	(8)	—

Net income (loss)	(4,474)	(18,031)	(22,505)	29,111		6,606
Net income (loss) attributable to noncontrolling interest and Consolidated Variable Interest Entities	(18,031)	18,031	—	—		—
Net income (loss) attributable to CIFC Corp.	$(22,505)	$—	$(22,505)	$29,111		$6,606	(A)

Exhibit 1.7

The table below provides a reconciliation from net income (loss) attributable to CIFC Corp. to AEBT, a non-GAAP measure used by management, for the three months ended September 30, 2011:

	Three Months Ended September 30, 2011
	Consolidated	Consolidation	Deconsolidated	Reconciling and		Adjusted Totals
	GAAP	Adjustments (1)	GAAP	Non-Recurring Items		To Compute AEBT
	(In thousands)
Revenues
Investment advisory fees	$3,108	$11,424	$14,532	$(2,547)	(2)	$11,985
Net investment and interest income:
Investment and interest income	1	839	840	4,811	(3)	5,651
Interest expense	1	—	1	581	(11)	582
Net investment and interest income	—	839	839	4,230		5,069
Total net revenues	3,108	12,263	15,371	1,683		17,054

Expenses
Compensation and benefits	5,262	—	5,262	—		5,262
Professional services	1,544	—	1,544	—		1,544
Insurance expense	435	—	435	—		435
Other general and administrative expenses	748	—	748	—		748
Depreciation and amortization	4,907	—	4,907	(4,738)	(4)	169
Occupancy	440	—	440	—		440
Corporate interest expense	—	—	—	1,445	(5)	1,445
Restructuring charges	783	—	783	(783)	(10)	—
Total expenses	14,119	—	14,119	(4,076)		10,043

Other Income (Expense) and Gain (Loss)
Net gain (loss) on investments, loans, derivatives and liabilities	4,588	(2,914)	1,674	(1,674)	(6)	—
Corporate interest expense	(1,445)	—	(1,445)	1,445	(5)	—
Strategic transactions expenses	(71)	—	(71)	71	(7)	—
Other, net	4	—	4	(4)	(6)	—
Net other income (expense) and gain (loss)	3,076	(2,914)	162	(162)		—

Operating income (loss)	(7,935)	9,349	1,414	5,597		7,011

Net results of Consolidated Variable Interest Entities	(220,182)	209,458	(10,724)	10,724	(14)	—

Income (loss) before income tax expense (benefit)	(228,117)	218,807	(9,310)	16,321		7,011
Income tax expense (benefit)	(3,386)	—	(3,386)	3,386	(8)	—

Net income (loss)	(224,731)	218,807	(5,924)	12,935		7,011
Net income (loss) attributable to noncontrolling interest and Consolidated Variable Interest Entities	218,807	(218,807)	—	—		—
Net income (loss) attributable to CIFC Corp.	$(5,924)	$—	$(5,924)	$12,935		$7,011	(A)

(A)                               Represents AEBT.

(1)                                 Adjustments to eliminate the impact of the Consolidated CLOs.

(2)                                 Adjustments to reflect AEBT net of fee sharing arrangements. During 2012 the Company eliminated certain fee sharing arrangements relating to CLOs managed by CypressTree Investment Management, LLC, a subsidiary of the Company acquired by Legacy CIFC in 2010, resulting in the Company retaining more of the investment advisory fees received from these CLOs. In order to eliminate these fee sharing arrangements, the Company made payments of $0.3 million, $3.0 million and $2.9 million during three months ended September 30, 2012, June 30, 2012 and March 31, 2012, respectively.

(3)                                 The establishment of interest income for distributions received on the Company’s investments in the DFR Middle Market CLO, Ltd. (“DFR MM CLO”), interest income and realized gains (losses) underlying the Company’s total return swap warehouse (“Warehouse TRS”) and realized gains (losses) from the on-balance sheet warehouse. Through February 7, 2012, the Company owned 100% of the subordinated notes of the DFR MM CLO and was required to consolidate the DFR MM CLO. As management views the economic impact of the Company’s investments in the DFR MM CLO as the distributions received on those investments, the calculation of AEBT eliminates the GAAP net income (loss) on the DFR MM CLO (included within Net Results of Consolidated Variable Interest Entities) and includes the distributions received on the Company’s investments in the DFR MM CLO. As management views the economic impact of the Warehouse TRS to be similar to a traditional warehouse borrowing arrangement, the calculation of AEBT eliminates the GAAP net income (loss) on the Warehouse TRS (included within Net Results of Consolidated Variable Interest Entities) and includes the net interest income and gains (losses) underlying the Warehouse TRS. This excludes a loss of $1.4 million determined and accrued upon formalizing a transaction (not upon settlement) which was included in GAAP net income during the three months ended March 31, 2012 and within AEBT during the three months ended December 31, 2011.

(4)                                 Elimination of intangible asset amortization.

(5)                                 Reclassification of corporate interest expense from other income (expense) and gain (loss) to expenses.

(6)                                 Elimination of net gains (losses) on the Company’s proprietary investments and items (primarily non-recurring in nature) which are included within Other, net.

(7)                                 Elimination of strategic transactions expenses.

(8)                                 Elimination of income tax expense (benefit).

(9)                                 Elimination of impairment of intangible assets.

(10)                          Elimination of restructuring charges.

(11)                          Adjustment establishes interest expense underlying the Warehouse TRS.

(12)                          Elimination of the benefit of the insurance settlement received related to the reimbursement of legal fees  associated with the Company’s settlement with the SEC, which was previously disclosed in the March 31, 2011 10-Q filing. In addition, eliminates certain professional fees related to the sale of the Company’s investments in the DFR MM CLO.

(13)                          Elimination of the gain on the sale of the Company’s rights to manage Gillespie CLO PLC.

(14)                          Elimination of the GAAP net income (loss) related to the DFR MM CLO and the Warehouse TRS.